Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dinewise, Inc.

Farmingdale, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2008, relating to the consolidated financial statements of Dinewise, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

New York, New York

June 10, 2008